U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2004

American Capital Strategies, Ltd.

(Exact name of registrant as specified in its charter)

DELAWARE	814-00149	52-1451377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center, 14th Floor Bethesda, MD 20814

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (301) 951-6122

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

Item 1.01.    Entry into a Material Definitive Agreement.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On September 8, 2004, American Capital Strategies, Ltd. issued and sold an aggregate $167 million of long-term unsecured five- and seven-year notes to institutional investors in a private placement offering pursuant to a Note Purchase Agreement (the “Agreement”), by and among American Capital and The Travelers Insurance Company, The Travelers Life and Annuity Company, National Benefit Life Insurance Company, Primerica Life Insurance Company, Citicorp Insurance and Investment Trust, Principal Life Insurance Company, Midland National Life Insurance Company, North American Company for Life and Health Insurance of New York, North American Company for Life and Health Insurance, The Guardian Life Insurance Company of America, The Guardian Insurance & Annuity Company of America, The Guardian Insurance & Annuity Company, Inc., Fort Dearborn Life Insurance Company, Nationwide Life Insurance Company, Nationwide Life and Annuity Insurance Company, Nationwide Mutual Insurance Company, Nationwide Life Insurance Company of America and Nationwide Mutual Fire Insurance Company.

The unsecured notes consisted of $82 million of Senior Notes, Series A, and $85 million of Senior Notes, Series B. The Series A notes have a fixed interest rate of 5.92% and mature on September 1, 2009. The Series B notes have a fixed interest rate of 6.46% and mature on September 1, 2011. The Agreement contains customary default provisions, as well as the following default provisions: a cross-default on the American Capital’s debt of $15 million or more, a minimum net worth requirement of $930 million plus seventy-five percent (75%) of any new equity, and a default triggered by a change in control. Upon the occurrence and during the continuation of an event of default under the Agreement, the notes may become immediately due and payable, either automatically or by declaration of holders of more than 50% in principal amount of the notes at the time outstanding.

J.P. Morgan Securities, Inc. served as placement agent for the offering. Net proceeds from the sale of the notes will be used for general corporate purposes and to repay outstanding indebtedness under American Capital’s revolving credit facilities, including a debt facility with an affiliate of J.P. Morgan Securities, Inc. as one of the lenders. Affiliates of J.P. Morgan Securities, Inc. have also performed underwriting, investment banking and advisory services for American Capital from time to time for which they have received customary fees and expenses.

On September 8, 2004, American Capital issued a press release announcing the sale of the unsecured notes. A copy of the press release is attached hereto as Exhibit 99.0 and is incorporated by reference.

Item 9.01.    Financial Statements and Exhibits.

Exhibit Number	Exhibit

99.0	American Capital Strategies, Ltd. September 8, 2004 press release.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL STRATEGIES, LTD.

Dated: September 13, 2004	By:	/s/ JOHN R. ERICKSON
John R. Erickson Executive Vice President, Chief Financial Officer and Secretary

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